Exhibit 3.4

Entity #: 2072587
Date Filed: 07/25/2007
Pedro A. Cortes
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Amendment-Domestic Corporation
(15 Pa. C.S.)

☒ Business Corporation (§1915)
 ☐ Nonprofit Corporation (§5915)

Name SHAILA PRABHAKAR, ESQUIRE			Document will be returned in the name and address you enter to the left
Address
2005 MARKET ST., SUITE 2340
City	State	Zip Code
PHILADELPHIA	PA	19103

Fee: $70

In compliance with the requirements of the applicable  provisions (relating to articles of amendment), the undersigned, deciding to amend its articles, hereby states that:

1. The name of the corporation is:
USA TECHNOLOGIES. INC.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):
(a) Number and Street	City	State	Zip	County
100 DEERFIELD Lane, SUITE 140	MALVERN	PA	19355	CHESTER

(b) Name of Commercial Registered Office Provider	County
c/o

3. The statute by or under which it was incorporated: BUSINESS CORPORATION LAW OF 1988

4. The date of its Incorporation:
JAN 16, 1992

5. Check, and if appropriate complete, one of the following:
☒ The amendment shall be effective upon filling these Articles of Amendment in the Department Of State.
☐ The amendment shall be effective on:.		at
	Date		Hour

Commonwealth of Pennsylvania ARTICLES OF AMENDMENT-BUSlNESS 4 Page(s)

6. Check one of the following:

☐	The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. §1914(a) and (b) or §5914(a).

☒	The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c) or § 5914(b).

7. Check, and if appropriate, complete one of the following:

☐	The amendment adopted by the corporation, set forth in full, is as follows

☒	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. Check if the amendment restates the Articles:

☐	The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

16TH	day of	JULY
2007

USA TECHNOLOGIES, INC.
Name of Corporation

/s/ George R. Jensen, Jr.
Signature

CHIEF EXECUTIVE OFFICER
Title

Exhibit A

TO THE
ARTICLES OF AMENDMENT
OF
USA TECHNOLOGIES, INC.

The following new Paragraph (E) shall be added to Article 4 Capital Stock of the Articles of Incorporation of the corporation:

(E) Uncertificated Shares. Any or all classes and series of shares of the corporation, or any part thereof, may be represented by uncertificated shares, except that the foregoing shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required by applicable law to be set forth or stated on certificates. Except as otherwise expressly provided by law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.